EXHIBIT 23.1
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                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 33-56758) pertaining to the 1992 Stock Incentive Plan, the 1992 Director Stock Incentive Plan, the 1989 Incentive Stock Compensation Plan, the 1985 Nonqualified Stock Option Plan and the 1985 Incentive Stock Option Plan of Healthplex, Inc., and the related prospectuses, of our report dated March 21, 1997 with respect to the consolidated financial statements included in the Annual Report on Form 10-KSB for the year ended December 31, 1996.



     Libero & Kappel
     Certified Public Accountants

     /s/ Libero & Kappel
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     Westbury, New York
     March 21, 1997